FORM OF FURMANITE CORPORATION
1994 STOCK INCENTIVE PLAN

NOTICE AND AGREEMENT OF GRANT OF STOCK OPTIONS

(date)

(Participant)

Dear Participant:

Furmanite Corporation (the “Company”) hereby issues, grants and awards to you an option to purchase (“the Option”) shares of the Company’s common stock (the “Common Stock”) on the terms described below, pursuant to the Furmanite Corporation 1994 Stock Incentive Plan, as amended and restated March 4, 2009 (the “Plan”), and as authorized by the Compensation Committee of the Company’s Board of Directors. All terms referred to herein shall have the meaning as defined in the Plan, which Plan is incorporated herein by reference.

Date of grant of Option	date

Option price per share of Common Stock	price

Number of shares of Common Stock under Nonqualified Option	number of shares

The above Nonqualified Option shares shall become vested at the rate of        option shares per year, commencing        , however, all option shares that have not expired and are not vested shall immediately vest upon your death, life-threatening disability or a Change of Control as described in the Plan. All vested option shares shall expire on        unless earlier under the terms of the Plan.

By signing below, you:

i)	acknowledge your receipt of the Plan, the Company’s most recently filed Annual Report on Form 10-K, the Company’s most recently filed Quarterly Report on Form10-Q and the Company’s policy guidelines with respect to the purchase and sale of the Company’s securities by employees; and,

ii)	indicate your acceptance of the grant of the Option and agree to be bound by the terms and conditions of this Agreement and the Plan, as amended from time to time.

FURMANITE CORPORATION

By: Howard C. Wadsworth
Senior Vice President

Agreed and Accepted:

Participant,

Date: